UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2023

NOBLE CORPORATION plc

(Exact name of registrant as specified in its charter)

England and Wales	001-41520	98-1644664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13135 Dairy Ashford, Suite 800 Sugar Land, Texas	77478
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 276-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
A Ordinary Shares, par value $0.00001 per share	NE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Notes Offering

On April 3, 2023, Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company” and together with its subsidiaries, “Noble”), issued a press release announcing that, subject to market and other conditions, Noble Finance II LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (the “Issuer”), intends to offer for sale $600 million in aggregate principal amount of unsecured senior notes due 2030 in a private offering to eligible purchasers that is exempt from registration under the Securities Act of 1933, as amended.

A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated April 3, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2023	NOBLE CORPORATION plc

	By:	/s/ Jennie Howard
	Name:	Jennie Howard
	Title:	Senior Vice President, General Counsel and Corporate Secretary